EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated April 7, 1995, contained in Item 8 of Pier 1 Imports, Inc.'s Annual Report on Form 10-K for the year ended February 26, 1995. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Fort Worth, Texas
July 31, 1995